Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Common Shares
of
Corel Corporation
Pursuant to the Offer to Purchase
dated October 28, 2009
by
Corel Holdings, L.P.

This Notice of Guaranteed Delivery form must be used to accept the Offer (as defined below) if the certificates for common shares, no par value, of Corel Corporation and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or prior to 12:00 midnight, New York City time, on Wednesday, November 25, 2009 (or if the Offer is extended to a later date, such later date). Such form may be delivered by hand, by overnight mail, by mail, or transmitted by facsimile transmission to the Depositary. See “The Offer—Section 3—Procedure for Tendering Shares” of the Offer to Purchase.

The terms and conditions of the Offer to Purchase are incorporated by reference in this Notice of Guaranteed Delivery.  Capitalized terms used and not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase shall have the respective meanings set out in the Offer to Purchase.

The Depositary for the Offer is:

CIBC Mellon Trust Company

By Mail:	By Hand or Overnight Mail:
CIBC Mellon Trust Company	CIBC Mellon Trust Company
P.O. Box 1036	199 Bay Street
Adelaide Street Postal Station	Commerce Court West, Securities Level
Toronto, Ontario	Toronto, Ontario
M5C 2K4	M5L 1G9

By Facsimile:
(For Eligible Institutions Only)
416-643-3148

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in “The Offer—Section 3—Procedure for Tendering Shares” of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Corel Holdings, L.P., a Cayman Islands limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 28, 2009 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,  ________________ Common Shares, no par value (the “Shares”), of Corel Corporation, a Canadian corporation, pursuant to the guaranteed delivery procedure set forth under “The Offer—Section 3—Procedure for Tendering Shares” of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Title(s)) (If Signature is by a Person Acting in a Fiduciary or Representative Capacity)

(Addresses)

If delivery will be by book-entry transfer:

Name of Tendering Institution	(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned firm is a Canadian Schedule I chartered bank, a member of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc., Medallion Signature Program (MSP).  Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of he Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks and trust companies in the United States ( an “Eligible Institution”) guarantees delivery to the Depositary at its Toronto office the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates in proper form for transfer for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all on or before 4:30 p.m. on the third trading day on The Nasdaq Stock Market after the Expiration Date.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)

Dated: ___________________, 20____

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.